Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Katie Hayes, Investor Relations 630-574-3012

GREAT LAKES REPORTS FIRST QUARTER 2012 RESULTS

Record Backlog Driven by Wheatstone Project and Coastal Restoration

Long Term Plan Remains on Track

Oak Brook, Illinois – May 1, 2012 – Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition and remediation services, today reported financial results for the quarter ended March 31, 2012.

Commentary

Chief Executive Officer Jonathan Berger said, “We were very excited with the number and quality of projects won in the first quarter. The projects add significantly to backlog, provide a longer term perspective of our operating results and expand our customer base. The win rate in the domestic bid market was an impressive 53%, and was complemented by adding $180 million for the Wheatstone LNG project in Australia. This resulted in a total backlog of $584 million, setting a new record high level. The demolition segment continues on the right track, performing well on projects in backlog and securing larger, more complex projects that should result in higher margins.

Mr. Berger added, “First quarter Adjusted EBITDA fell short of our budget by 16%, which was primarily attributable to offshore weather conditions, mainly wind that produced rough seas, during portions of January and February that delayed and impacted margins on certain projects. However, we remain on track for our full year expectation and therefore are well positioned to have a solid 2012.

Mr. Berger continued, “In January 2008, our dredge New York was hit by the Orange Sun tanker in the approach channel to Port Newark, New Jersey, sustaining heavy damage including a large rupture in her port side. During the first quarter of 2012, the Company received a favorable judgment on its loss of use claim against the Orange Sun and her owners, with a judgment to Great Lakes of $11.7 million in damages plus interest. Judgment was rendered in the aggregate amount of $13.2 million. While this judgment has been appealed, we believe the judgment will ultimately be upheld.”

2012 First Quarter Operating Results

	Q1 2012	Q1 2011
Revenue	$154.9 million	$155.3 million
Decrease	0.3%

Gross Profit	$20.0 million	$27.4 million
Gross Profit Margin	12.9%	17.6%

Operating Income	$6.8 million	$15.6 million
Decrease	56.4%

Net Income attributable to Great Lakes	$1.1 million	$2.4 million
Per Diluted Share	$0.02	$0.04

Adjusted EBITDA	$14.7 million	$24.6 million
Decrease	40.2%

	March 31, 2012	March 31, 2011
Net Debt*	$169.7 million	$153.2 million

Cash and cash equivalents	$85.6 million	$104.5 million

*	Net debt equals debt less cash and cash equivalents

Revenue & Gross Profit

•

Revenue was similar between quarters, although dredging revenue declined due to weather delays on projects as well as the non-recurring $15.7 million of Louisiana berm work included in the 2011 first quarter results. Demolition revenue increased $13.8 million, driven by continued growth in bridge demolition work.

•	Gross profit margin (gross profit divided by revenue) declined in the quarter due to weather impacts and subsequent lower dredge utilization that resulted in lower fixed cost coverage.

•

Demolition gross profit margin improved to 12.5% from a loss of 1.8% in 2011. Projects that previous demolition management had entered into, and for which loss reserves had been recorded, are now nearing completion.

Operating Income

•	Impacted by items noted above;

•

In addition, operating income was negatively affected by increased general and administrative expenses primarily due to legal expenses related to litigation for the dredge New York and loss of use claim.

Net Income Attributable to Great Lakes

•

First quarter net income attributable to Great Lakes was affected by lower operating earnings, while the 2011 first quarter included debt restructuring expense of $5.1 million related to the issuance of the $250 million of 7.375% senior notes.

Cash and cash equivalents

•	Cash and cash equivalents declined due to working capital investments for certain 2012 projects and the investment to prepare people and equipment to mobilize to Australia for the Wheatstone project.

Bid Market & Backlog

The domestic dredging bid market for the quarter ended March 31, 2012 totaled $230 million, compared to $197 million in the prior year. The Company won 53% of the overall domestic bid market, above its prior three year average of 39%. For the first quarter of 2012 Great Lakes won:

•	76%, or $20 million, of the beach nourishment projects awarded;

•	100%, or $53 million, of the capital projects awarded;

•	22%, or $23 million, of the maintenance projects awarded; and

•	56%, or $24 million, of the rivers & lakes projects awarded.

The domestic dredging bid market grew year over year largely from capital dredging and rivers & lakes dredging projects. Despite continued budget pressures at the federal, state and municipal levels, addressing infrastructure and coastal protection needs continues to gain visibility, thereby growing in importance and political momentum. As previously noted, project timing, competitive factors and equipment utilization/deployment can result in significant variability in bid results in any given period.

Great Lakes’ bidding success in the first quarter, along with the addition of the Wheatstone LNG project in Australia, resulted in record dredging backlog and pending awards of $539 million at March 31, 2012, which compares favorably to $355 million at December 31, 2011. Rivers & lakes backlog and pending awards at March 31, 2012 were $43.4 million, a record level for this division. The Company’s contracted dredging backlog was $524 million at March 31, 2012 compared to $319 million at December 31, 2011.

Demolition segment backlog was $60 million and $51 million at March 31, 2012 and December 31, 2011, respectively.

Commentary

Mr. Berger continued, “We are excited about the prospects in all our lines of business. The demolition segment continues solid financial improvement related to its project execution and the rivers & lakes division has won several new large projects giving it a healthy backlog to execute and add on to throughout the year. While the dredging segment experienced adverse weather in the quarter, we currently expect results for the remainder of the year to recover any shortfall allowing us to meet our 2012 plan.

“As we announced last week, there has been progress in the legislation for the Harbor Maintenance Trust Fund and the Restore Act. The timing is uncertain for the enactment into law of these legislative components of the various transportation bills working through Congress. However, the continued dialogue and focus on our ports is beneficial to the U.S. economy as well as our industry. The attention to this postponed need is clear to the many well informed officials in Congress who supported this legislation.”

President and Chief Financial Officer Bruce Biemeck said, “As we look at the market for the remainder of 2012, we still anticipate a deepening project in Miami to be released in the second half of the year. Florida officials and the Army Corps of Engineers are actively working to responsibly resolve environmental concerns related to the execution methods and impact of this project to ensure timely execution. This process has been dealt with responsibly, compassionately and expeditiously, which has resulted in a minimum of project postponement. In another important market, the Gulf Coast, we expect additional coastal restoration projects to be let for bidding in the second half of the year, for which we have made a working capital investment in pipe and feel we will be well positioned to execute.

“Internationally, we will see significant impact to our results from the Wheatstone project in 2013 and 2014. For 2012, we have identified other international dredging projects that may be a good fit for our vessels, particularly in the Middle East, and we continue to follow the many opportunities in Brazil. We have recently made strategic moves to bolster our international sales and marketing effort as we see an abundance of international opportunities ahead, which we believe can yield better results from a more aggressive approach.

“The demolition business had a strong start to the year, showing that good project execution can begin to improve those projects that had a history of recorded loss reserves under prior management. The new management team in this business is working diligently to add opportunities leading to growth by elevating the range of professional services offered through a more capable support team. The successful partnership of our demolition and dredging businesses is key to our Company’s growth as evidenced by the recent focus on bridge demolition and salvage work required under some projects, which was formerly sub-contracted outside the Company. Additionally, our dredging and demolition business collaborating with our TerraSea joint venture on new prospects adds to the list of opportunities.”

Mr. Biemeck concluded, “Over the past few years we have deferred providing guidance until the second quarter earnings announcement. This year, we feel due to the level and strength of our backlog that we can provide guidance now for the full year. We currently forecast Adjusted EBITDA from operations to be in range of $93—$100 million for the full year 2012. Exclusive of the gains on the sale of assets in 2011, this would result in double digit growth over 2011. This requires strong results for the remainder of the year, but our 2012 plan and current backlog, as well as the focus and dedication of our leaders throughout the organization, support our optimism for achieving these results. We believe opportunities for further growth in our financial results will appear starting in 2013. As always, we thank the Great Lakes dredging and demolition teams for their continued efforts in providing world class service and delivering strong results for our shareholders.”

Use of Adjusted EBITDA

Adjusted EBITDA, as provided herein, represents net income (loss) attributable to Great Lakes Dredge & Dock Corporation, adjusted for net interest expense, income taxes, depreciation and amortization expense and debt restructuring expense. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, amounts determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company’s use of Adjusted EBITDA, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of interest expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company’s business. For these reasons, the Company uses operating income to measure its operating performance and uses Adjusted EBITDA only as a supplement. Adjusted EBITDA is reconciled to net income (loss) attributable to Great Lakes Dredge & Dock Corporation in the table of financial results. (For further explanation, please refer to the Company’s SEC filings.)

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, May 1, 2012 at 9:00 a.m. C.D.T. The call in number is 877-377-7553 and conference ID is 72874967. The call can also be heard on the Company’s website, www.gldd.com, under Events & Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website. The conference call will be available by replay for two weeks, by calling 800-585-8367 and providing passcode 72874967.

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also one of the largest U.S. providers of commercial and industrial demolition services primarily in the Northeast. The Company owns a 50% interest in a marine sand mining operation in New Jersey that supplies sand and aggregate for road and building construction and a 50% interest in an environmental service operation with the ability to remediate soil and dredged sediment treatment. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 122-year history of never failing to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks associated with Great Lakes’ leverage, fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, international operations, backlog, government regulation, restrictive debt covenants and fluctuations in quarterly operations, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2011, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Contract revenues	$154,907	$155,338

Gross profit	20,022	27,442

General and administrative expenses	13,267	12,089
Gain on sale of assets—net	(31)	(258)

Operating income	6,786	15,611

Other income (expense)
Interest expense—net	(5,259)	(5,950)
Equity in loss of joint ventures	(16)	(591)
Gain on foreign currency transactions—net	6	—
Loss on extinguishment of debt	—	(5,145)

Income before income taxes	1,517	3,925

Income tax provision	(564)	(1,527)

Net income	953	2,398

Net (income) loss attributable to noncontrolling interests	115	(6)

Net income attributable to Great Lakes Dredge & Dock Corporation	$1,068	$2,392

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.02	$0.04
Basic weighted average shares	59,038	58,785

Diluted earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.02	$0.04
Diluted weighted average shares	59,434	59,237

Great Lakes Dredge & Dock Corporation

Reconciliation of Net Income attributable to Great Lakes Dredge & Dock Corporation to Adjusted EBITDA

(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2012	2011
Net income attributable to Great Lakes Dredge & Dock Corporation	$1,068	$2,392
Adjusted for:
Loss on extinguishment of debt	—	5,145
Interest expense, net	5,259	5,950
Income tax provision	564	1,527
Depreciation and amortization	7,764	9,566

Adjusted EBITDA	$14,655	$24,580

Great Lakes Dredge & Dock Corporation

Selected Balance Sheet Information

(Unaudited and in thousands)

	Period Ended
	March 31, 2012	December 31, 2011
Cash and cash equivalents	$85,618	$113,288
Total current assets	315,046	325,778
Total assets	779,601	788,460
Total short-term debt	2,813	3,033
Total current liabilities	120,880	130,526
Long-term debt	252,500	252,500
Total equity	293,796	292,537

Great Lakes Dredge & Dock Corporation

Supplementary financial data

(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2012	2011
Net cash flows used in operating activities	$(18,244)	$(5,551)

Great Lakes Dredge & Dock Corporation

Revenue and Backlog Data

(Unaudited and in thousands)

	Three Months Ended
	March 31,
Revenues (in thousands)	2012	2011
Dredging:
Capital—U.S.	$26,907	$46,029
Capital—foreign	18,025	21,871
Beach nourishment	31,183	17,857
Maintenance	39,233	47,239
Rivers & lakes	7,013	3,601

Total dredging revenues*	122,361	136,597
Demolition	32,546	18,741

Total revenues	$154,907	$155,338

*	Total dredging revenues above are net of $1,312 in intersegment revenues.

	As of
	March 31,	December 31,	March 31,
Backlog (in thousands)	2012	2011	2011
Dredging:
Capital—U.S.	$151,479	$109,897	$88,404
Capital—foreign	247,257	78,379	54,871
Beach nourishment	70,767	84,607	33,008
Maintenance	22,166	31,293	32,789
Rivers & lakes	32,273	15,256	23,439

Total dredging backlog	523,942	319,432	232,511
Demolition	60,427	50,672	79,598

Total backlog	$584,369	$370,104	$312,109

Great Lakes Dredge & Dock Corporation

Full Year Adjusted EBITDA Guidance Reconciliation to Net Income

For the Year Ended December 31, 2012

	Lower	Upper
Estimated Net income attributable to Great Lakes Dredge & Dock Corporation	$18,920	$23,225
Adjusted for estimated:
Interest expense, net	21,860	21,860
Income taxes	11,845	14,540
Depreciation and amortization	40,375	40,375

Adjusted EBITDA Guidance	$93,000	$100,000